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                                                                      EXHIBIT 99
For Investor Information Contact:

         Zapata Corporation
         Investor Relations
         (716) 242-8703


                               ZAPATA CORPORATION
                  ZAPATA ANNOUNCES SALE OF CERTAIN INVESTMENTS

Rochester, N.Y., October 5, 2001 - Zapata Corporation (NYSE: ZAP) today announced that it has sold its equity interest in Viskase Companies, Inc. and certain non-investment grade debt securities, including Pueblo Xtra, Inc., Decora Industries, Inc., and Franks Nursery & Crafts, Inc. These sales occurred during September 2001 in separate private brokerage transactions. In addition to proceeds from these sales of approximately $3.9 million, the Company anticipates generating a tax benefit of approximately $15 million from the associated capital losses.

ABOUT ZAPATA CORPORATION

Zapata Corporation is a holding company that operates in the food segment and, until December 2000, the Internet segment. Zapata owns approximately 61% of the stock of Omega Protein Corporation (NYSE: OME), the nation's largest marine protein company, and is also the largest shareholder of Zap.Com Corporation (OTCBB: ZPCM).

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks, and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by forward looking statements. Factors that could cause actual results, events and developments to differ include, without limitation, the uncertainty of the results of a planned Internal Revenue Service audit of the tax fiscal year ended September 30, 1998, which may affect the Company's ability to realize the aforementioned tax benefits from capital losses realized in fiscal year 2001, and those factors listed under the caption "Significant Factors That Could Affect Future Performance And Forward Looking Statements" in the Company's Annual Report on Form 10-K dated April 2, 2001 for the fiscal year ended December 31, 2000. Consequently all forward looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.